Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Certificate to Accompany
Restated Articles of
Amended and Restated Articles

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

 (Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability

Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Curry Gold Corp.

2. The articles are: (mark only one box)      ☐ Restated      ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______________

     The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional)    Date: ______________     Time: ________________

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AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF CURRY GOLD CORP.

Pursuant to the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes ("NRS"), the undersigned, an officer of Curry Gold Corp. (the "Corporation"), submits the following Certificate (this "Certificate") amending and restating the Articles of Incorporation, as provided herein:

1. The name of the Corporation is Curry Gold Corp. The original Articles of Incorporation (the "Original Articles") were filed by the Corporation with the Nevada Secretary of State on September 30, 2009.

2. Pursuant to Section 78.403 of the NRS, these Articles amend and restate the entire Articles of Incorporation of the Corporation. The full text of all such amendments to the Amended Articles are contained in these Articles, and each such amendment has been effected in conformity with the Act.

3. These Articles and the amendments to the Amended Articles included herein have been approved in the manner required by the Act, the Amended Articles and the Corporation's Bylaws. These Articles and the amendments to the Amended Articles included herein were approved and adopted by the Board of Directors of the Corporation, and by at least a majority of all stockholders of the Corporation entitled to vote thereon.

4. This Certificate shall become effective on filing.

5. The text of the entire Articles of Incorporation are restated herein, to read in their entirety as follows:

ARTICLE ONE

The name of the corporation is Virtus Oil and Gas Corp. (the "Corporation").

ARTICLE TWO

The purposes of the Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

ARTICLE THREE

The Corporation shall have the authority to issue One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 per share.

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ARTICLE FOUR

The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation, including any Bylaw adopted by the stockholders.

ARTICLE FIVE

The Corporation may indemnify each person who is or was a director or officer of the Corporation to the fullest extent permissible under applicable Nevada law and any successor statutes under the NRS. The Board of Directors of the Corporation, in its sole discretion, shall have the power, on behalf of the Corporation, to indemnify such other persons for whom indemnification is permitted by such provisions of the NRS, to the fullest extent permissible thereunder, and may purchase such liability indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

The power to indemnify and/or obtain insurance provided in this Article Five shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Articles of Incorporation and/or Bylaws of the Corporation, contract, other agreement, vote or otherwise.

The undersigned does make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts stated herein are true and accordingly has set his hand hereto on July 25, 2013.

CURRY GOLD CORP.

By: /s/ Daniel M Ferris

Daniel M. Ferris

President

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NEVADA STATE BUSINESS LICENSE

VIRTUS OIL AND GAS CORP.

Nevada Business Identification # NV20091252276

Expiration Date: September 30, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

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VIRTUS OIL AND GAS CORP.

Business Entity Information

Status:	Active	File Date:	9/30/2009
Type:	Domestic Corporation	Entity Number:	E0524182009-6
Qualifying State:	NV	List of Officers Due:	9/30/2014
Managed By:		Expiration Date:
NV Business ID:	NV20091252276	Business License Exp:	9/30/2014

Registered Agent Information

Name:	CAPITOL CORPORATE SERVICES, INC.	Address 1:	202 SOUTH MINNESOTA STREET
Address 2:		City:	CARSON CITY
State:	NV	Zip Code:	89703
Phone:		Fax:
Mailing Address 1:		Mailing Address 2:
Mailing City:		Mailing State:	NV
Mailing Zip Code:
Agent Type:	Commercial Registered Agent - Corporation
Jurisdiction:	NEVADA	Status:	Active

Financial Information

No Par Share Count:	0	Capital Amount:	$ 150,000.00
Par Share Count:	150,000,000.00	Par Share Value:	$ 0.001

Officers                                                      Include Inactive Officers

President - DANIEL M FERRIS
Address 1:	KEEPERS COTTAGE	Address 2:	29 FARMINGTON, NR CHELTENHAM
City:	GLOUCESTERSHIRE	State:
Zip Code:	GL543ND	Country:	ENG
Status:	Active	Email:
Secretary - DANIEL M FERRIS
Address 1:	KEEPERS COTTAGE	Address 2:	29 FARMINGTON, NR CHELTENHAM
City:	GLOUCESTERSHIRE	State:
Zip Code:	GL543ND	Country:	ENG
Status:	Active	Email:
Treasurer - DANIEL M FERRIS
Address 1:	KEEPERS COTTAGE	Address 2:	29 FARMINGTON, NR CHELTENHAM
City:	GLOUCESTERSHIRE	State:
Zip Code:	GL543ND	Country:	ENG
Status:	Active	Email:
Director - DANIEL M FERRIS
Address 1:	KEEPERS COTTAGE	Address 2:	29 FARMINGTON, NR CHELTENHAM
City:	GLOUCESTERSHIRE	State:
Zip Code:	GL543ND	Country:	ENG
Status:	Active	Email:

Actions\Amendments

Action Type:	Articles of Incorporation
Document Number:	20090714969-37	# of Pages:	1
File Date:	9/30/2009	Effective Date:
Initial Stock Value: Par Value Shares: 75,000,000 Value: $ 0.001 No Par Value Shares: 0 ------------- ---------------------------------------------------- Total Authorized Capital: $ 75,000.00
Action Type:	Initial List
Document Number:	20090828399-40	# of Pages:	1
File Date:	12/1/2009	Effective Date:
(No notes for this action)
Action Type:	Annual List
Document Number:	20100838364-75	# of Pages:	1
File Date:	11/8/2010	Effective Date:
(No notes for this action)
Action Type:	Registered Agent Change
Document Number:	20120613091-55	# of Pages:	1
File Date:	9/5/2012	Effective Date:
(No notes for this action)
Action Type:	Annual List
Document Number:	20120624105-53	# of Pages:	1
File Date:	9/10/2012	Effective Date:
12-13
Action Type:	Annual List
Document Number:	20120624564-02	# of Pages:	1
File Date:	9/10/2012	Effective Date:
11-12
Action Type:	Annual List
Document Number:	20130481103-13	# of Pages:	1
File Date:	7/19/2013	Effective Date:
(No notes for this action)
Action Type:	Amended & Restated Articles
Document Number:	20130491176-94	# of Pages:	3
File Date:	7/25/2013	Effective Date:

Previous Stock Value: Par Value Shares: 75,000,000 Value: $ 0.001 No Par Value Shares: 0 ---------

-------------------------------------------------------- Total Authorized Capital: $ 75,000.00 New Stock

Value: Par Value Shares: 150,000,000 Value: $ 0.001 No Par Value Shares: 0 ---------------------------

-------------------------------------- Total Authorized Capital: $ 150,000.00

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ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Certificate of Correction
(Pursuant to NRSChapters 78,
78A, 80, 81, 82, 84, 86, 87 87A, 88
88A, 89 AND 92A)

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Curry Gold Corp.

2. Description of the original document for which correction is being made:

Amended and Restated Articles of Incorporation of Curry Gold Corp.

3. Filing date of the original document for which correction is being made: July 25, 2013

4. Description of the inaccuracy or defect:

Paragraph 4 reads: “4. This Certificate shall become effective on filing.”

5. Correction of the inaccuracy or defect:

Paragraph 4 should have read: “4. This Certificate shall become effective on August 30, 2013.”

6. Signature

/s/ Daniel Ferris	President	July 31, 2013
Authorized Signature	Title * CEO	Date

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